SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        April 12, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events




The company's Spirit Energy 76 business unit has participated in an oil and gas discovery on the Mad Dog prospect in the Gulf of Mexico deepwater Green Canyon block 826. The well encountered 300 net feet of hydrocarbons, primarily crude oil. Although further appraisal drilling is required to determine the full extent of the discovery, the company believes the find to be significant.

Spirit Energy 76 holds a 25-percent interest in the 2-1/2-block drilling unit that encompasses most of the Mad Dog structure. The drilling unit is located in 5,000 to 7,000 feet of water in Green Canyon blocks 825, 826 and 782, about 150 miles southwest of Venice, La. The well spudded in May 1998 and was drilled to a total depth of 22,410 feet. The pay zones were sampled, but not tested. BP Amoco p.l.c. is the operator of the Mad Dog well.

Mad Dog is the second deepwater discovery announced by Spirit Energy 76 this year. In March, Spirit Energy 76 and Vastar Resources Inc., announced a discovery on the Mirage prospect in Mississippi Canyon block 941.

The company has also reached an agreement with Conoco Inc. to acquire a 50-percent working interest in the oil and gas lease covering Green Canyon Block 562 which encompasses the K2 prospect. The K2 prospect is located just north of Mad Dog on the same geologic trend.

Forward-looking statements regarding exploration activities and resource potential in this filing are based on assumptions concerning market, competitive, regulatory, environmental, operational and other considerations. Actual results could differ materially as a result of factors discussed in Unocal's 1998 Form 10-K report filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                               (Registrant)





Date:  April 12, 1999                        By:   /s/ JOE D. CECIL
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                                                  Joe D. Cecil
                                                  Vice President and Comptroller